EXHIBIT 99.1

WEB SITE PROVIDING ERRONEOUS INFORMATION REGARDING TEJON

RANCH CO. STOCK TRADING

TEJON RANCH, CA (September 2, 2008) Tejon Ranch Co. (NYSE: TRC) has learned that an internet web site has provided erroneous reports regarding certain trades in the Company’s stock. The website, MFFAIS (Mutual Fund Facts About Individual Stocks), lists recent trades in Tejon Ranch stock that it says it has gleaned from, quote “sources believed to the reliable,” unquote. However, the website warns that the information provided may not be accurate, timely, or complete.

That is certainly the case with the website’s erroneous listing of the Third Avenue Funds as having sold almost all of the Funds’ Tejon Ranch stock. Michael H. Winer, Portfolio Manager for Third Avenue Management LLC, and member of the Tejon Ranch Co. Board of Directors, confirms that this is not true. In fact, in the last several months, funds managed by Third Avenue have added to Third Avenue’s substantial holdings of Tejon Ranch stock. Third Avenue is Tejon Ranch Co.’s largest shareholder, owning approximately 4.8 million shares, or approximately 28% of the outstanding shares.

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